EXHIBIT 31.4

CERTIFICATION

I, Kathy A. San Roman, Vice President, Human Resources & Administration and Acting Chief Financial Officer of Lynx Therapeutics, Inc., certify that:

1.	I have reviewed this annual report on Form 10-K/A of Lynx Therapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2004

/s/ Kathy A. San Roman

Vice President, Human Resources & Administration and Acting Chief Financial Officer